CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated November 21, 2008 on the financial statements and financial highlights of Sierra Core Retirement Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

January 26, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust, and to the use of our report dated November 21, 2008 on the financial statements and financial highlights of the New River Small Cap Fund, ( named subsequently changed to SouthernSun Small Cap Fund), a series of the New River Funds.   Such financial statements and financial highlights appear in the New River Funds 2008 Annual Report to Shareholders, which is incorporated by reference into the Prospectus.

/s/

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 27, 2009